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                                                                   Exhibit 10.49


March 30, 1998                                                        $500,000


                         NON-NEGOTIABLE PROMISSORY NOTE

            The Delicious Frookie Company, Inc., a Delaware corporation ("Borrower"), for value received hereby promises to pay to Yapton Developments, Limited ("Noteholder"), by wire transfer of immediately available funds the principal sum of Five Hundred Thousand Dollars ($500,000) ("Note Amount"), as provided herein in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            This Note (the "Note") is issued pursuant to the terms of that certain Confidential Private Placement Memorandum (the "Memorandum") dated March 20, 1998.

            1. Terms of Note. Interest on the Note Amount shall accrue at a rate of 12% per annum. The Note Amount, plus all interest accrued thereon, shall be due and payable on the earlier of (i) 120 days from date first written above or
(ii) the consummation of an initial public offering of Borrower's common stock, $.01 par value per share (the "Common Stock"), from which Borrower receives gross proceeds of at least $7,000,000.

            2. Transfer. This Note is not assignable or transferable by Borrower or Noteholder.

            3. No Waiver. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            4. Costs; Expenses. Upon the occurrence of an Event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note including, but not limited to, reasonable attorney's fees paid or incurred by Noteholder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

            5. Amendment. No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
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            6. Waivers. Borrower hereby waives any requirements of demand, presentment for payment, notice of dishonor, notice of protest and protest.

            7. Events of Default. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

            (i) Borrower shall fail to pay the Note Amount, and all interest accrued thereon, on or before the due date hereof.

            (ii) Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law (hereinafter "Bankruptcy Law"), or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or, if an order for relief under any bankruptcy law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or, if a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower shall be appointed in any proceeding brought against Borrower and shall not be discharged within sixty (60) days of such appointment or if Borrower shall consent to or acquiesce in such appointment;

            (iii) any representation or warranty made by Borrower in this Note shall prove to be untrue or misleading in any material respect, which untrue or misleading statement shall cause a material adverse effect on the operations of Borrower, and such breach shall not be cured by Borrower within thirty (30) days following Borrower's receipt of written notice from Noteholder; or

            (iv) the Borrower shall liquidate, dissolve, terminate or suspend its business operations.

            8. Acceleration. Upon the occurrence of an Event of Default, the entire Note Amount, and all interest accrued thereon, shall at once become due and payable at the option of Noteholder, upon written notice to Borrower. Noteholder may exercise this option to accelerate during any Event of Default by Borrower regardless of any prior forbearance.

            9. Conversion. If this Note is not paid within 120 days from the date first written above, Noteholder may, upon written notice to Borrower, convert the Note Amount and all interest accrued thereon into such number of shares of Common Stock that is equal to the sum of the Note Amount plus all interest accrued and unpaid thereon divided by $3.00.


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            10. Prepayment. Borrower may prepay the Note Amount, and all interest accrued thereon, in full or in part without penalty at any time. Any partial prepayment shall be applied against the Note Amount outstanding and shall not postpone the due date hereof, unless Noteholder shall otherwise agree in writing.

            11. Application of Payments. All payments and prepayments shall, at the option of Noteholder, be applied first to any costs of collection and second to any accrued interest and principal on this Note.

            12. Notices. All notices, requests, demands and other communications which are required or may be given under this Note shall be given pursuant to the terms and at the addresses set forth in Noteholder's Subscription Agreement.

            13. Governing Law; Forum. THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW RULES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT LEGALLY POSSIBLE, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                             THE DELICIOUS FROOKIE COMPANY, INC.


                                             By: /s/ Jeffry Weiner
                                                 -------------------------------
                                                 Name: Jeffry Weiner
                                                 Title: Chief Financial Officer


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